EXHIBIT 99.1

INVESTOR CONTACT
Scott Wylie
Vice President – Investor Relations
Altera Corporation
(408) 544-6996
swylie@altera.com

MEDIA CONTACT
Anna del Rosario
Director – Public Relations
Altera Corporation
(408) 544-6866
anna.delrosario@altera.com

ALTERA REPORTS SECOND QUARTER RESULTS

NEW PRODUCTS GROW 21%,
DRIVE 5% SEQUENTIAL SALES INCREASE

San Jose, Calif., July 21, 2003—Altera Corporation (Nasdaq: ALTR) today announced second quarter sales of $205.3 million, up 5% from the first quarter of 2003, ahead of the company’s previous expectations of 3 - 4% sequential growth. Sales of the company’s new products grew 21% sequentially.

Second quarter net income was $36.1 million, $0.09 per diluted share, and compares to first quarter net income of $30.1 million, $0.08 per diluted share. Second quarter gross profit margin was 68.1% of sales and included a $9.2 million pretax benefit resulting from the sale of inventory previously written down in 2001.

Altera repurchased 1.7 million shares of its common stock during the quarter at a cost of $30.2 million and ended the quarter with $1.1 billion in cash and short-term investments.

“Rapidly increasing sales of Altera’s 0.13-micron-based device families, Stratix™, Stratix GX and Cyclone™, drove very strong new product growth this quarter. We designed all these families with completely new and innovative architectures in order to take full advantage of the performance gains achievable at this advanced process node, and, as a result, Altera has the strongest PLD offering available in the market today,” said John Daane, president and chief executive officer. “With the announcement of HardCopy™ Stratix devices we have taken another step to extend the attractiveness of our high-end FPGAs. Our unique HardCopy solution gives customers all the benefits of PLD-based design and delivers a lower cost production device with enhanced performance, which will help drive more gains against competing alternatives.”

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Altera continued to advance its leadership position in system-on-a-programmable-chip (SOPC) solutions.

•	With the growing popularity of the company’s Stratix, Stratix GX, and Cyclone devices, Altera continues to extend its product leadership at the advanced 0.13-micron process node. To date, Altera has delivered 300,000 0.13-micron-based devices to distributors and customers around the world, well ahead of any other PLD supplier. Extensive customer interaction during the design stage helped create devices with a unique set of features highly desired by customers. The resulting rapid adoption of these devices has allowed Altera to further leverage its position as the first programmable vendor to offer production qualified devices at 0.13-micron.

•	Cyclone devices, which began shipping in December, have now been shipped to more than 1,000 customers, setting an Altera record for number of customers six months after introduction. This achievement demonstrates the appeal of this FPGA device family that targets high-volume PLD applications. Customers increasingly are turning to Cyclone devices because of ready availability, superior performance, and low price.

•	Stratix FPGAs, which are Altera’s highest performance general purpose PLD family, were named Digital IC of the Year at EDN’s 2002 Innovation of the Year competition. Altera was selected from among three semi-finalists including Xilinx’s Virtex-II Pro FPGAs and Fujitsu’s MirrorFlash flash memory. Stratix devices utilize a new highly efficient architecture and offer many industry-unique capabilities, including complete DSP blocks and Tri-Matrix memory. The entire Stratix family is available as production qualified devices, and is steadily winning new designs across all the markets served by Altera.

•	Altera announced the HardCopy Stratix device family, the latest generation of low-cost mask-programmed devices. Coupled with the capabilities of Altera’s Quartus® II version 3.0 software, HardCopy Stratix devices deliver new alternatives for customers to convert an FPGA-based design into a lower-cost device for volume production. System designers may now select a HardCopy device that provides performance equal to the original FPGA device, or may instead choose to access even higher levels of performance and lower power consumption by directly targeting a HardCopy device as they compile their design in Quartus II. This flexibility allows customers to capture an average performance boost of 50% with as much as a 40% decrease in power consumption, further extending Altera’s reach into applications previously suitable only for ASIC implementation.

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Conference Call and Quarterly Update:
 A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter’s results and management’s outlook for the third quarter. The webcast and subsequent replay will be available in the investor relations section of the company’s web site at http://www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Altera’s third quarter business update will be made available on September 2 after the market close and will be posted on the company’s web site. Those who do not have access to the Internet may contact Altera’s investor relations department directly at (408) 544-7707.

Forward-Looking Statements
 Statements in this press release that are not historical are “forward-looking statements,” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will”, “expects”, or words that imply or predict a future state. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty which can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, the risk that future performance is dependent on the design performance of software and other tools, customer business environment, market acceptance of the company’s products, the rate of growth of the company’s new products and in particular the Stratix, Stratix GX, and Cyclone device families, as well as changing economic conditions, and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time. Copies of Altera’s SEC filings are posted on the company’s web site and are available from the company without charge. Forward-looking statements are made as of the date of this release and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera
 Celebrating its 20th anniversary this year, Altera Corporation is the world’s pioneer in system-on-a-programmable-chip (SOPC) solutions. Combining programmable logic technology with software tools, intellectual property, and technical services, Altera provides high-value programmable solutions to approximately 14,000 customers worldwide. More information is available at www.altera.com.

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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries.

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ALTERA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED

	Jun. 30	Mar. 31	Jun. 30	Jun. 30	Jun. 30
	2003	2003	2002	2003	2002

Net sales	$205,259	$195,076	$178,936	$400,335	$350,893
Costs and expenses:
Cost of sales	65,424	64,258	70,165	129,682	138,748
Research and development	46,105	50,188	43,838	96,293	85,023
Selling, general, and administrative	45,594	44,203	42,276	89,797	85,816

Total costs and expenses	157,123	158,649	156,279	315,772	309,587

Income from operations	48,136	36,427	22,657	84,563	41,306
Interest and other income, net	1,314	4,836	6,707	6,150	13,754

Income before income taxes	49,450	41,263	29,364	90,713	55,060
Provision for income taxes	(13,352)	(11,141)	(7,635)	(24,493)	(14,316)

Net income	$36,098	$30,122	$21,729	$66,220	$40,744

Income per share:
Basic	$0.09	$0.08	$0.06	$0.17	$0.11

Diluted	$0.09	$0.08	$0.06	$0.17	$0.10

Shares used in computation:
Basic	382,725	382,637	384,411	382,698	385,085

Diluted	390,902	388,253	394,190	389,594	395,641

Tax rate	27.0%	27.0%	26.0%	27.0%	26.0%
% of Sales:
Gross margin	68.1%	67.1%	60.8%	67.6%	60.5%
Research and development	22.5%	25.7%	24.5%	24.1%	24.2%
Selling, general, and administrative	22.1%	22.7%	23.6%	22.4%	24.5%
Income from operations	23.5%	18.7%	12.7%	21.1%	11.8%
Net income	17.6%	15.4%	12.1%	16.5%	11.6%

Note: Statements of operations for the three month periods ended June 30, 2003, March 31, 2003, and June 30, 2002 included benefits of $9.2 million, $9.1 million, and $1.4 million, respectively, resulting from the sale of inventory previously written down in 2001. Such benefits had a favorable gross margin impact of 4.5%, 4.7%, and 0.8%, respectively. For the six month periods ended June 30, 2003 and June 30, 2002, these benefits were $18.3 million and $1.4 million, respectively. Such benefits had a gross margin benefit of 4.6% and 0.4%, respectively.

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ALTERA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Jun. 30	Mar. 31	Dec. 31
	2003	2003	2002

Assets
Current assets:
Cash and short-term investments	$1,075,882	$985,373	$942,659
Accounts receivable, net	79,516	88,136	57,111
Inventories	28,944	30,352	39,089
Other current assets	133,151	126,988	137,317

Total current assets	1,317,493	1,230,849	1,176,176
Property and equipment, net	172,771	178,176	183,999
Investments and other assets	9,002	10,844	11,562

	$1,499,266	$1,419,869	$1,371,737

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and current liabilities	$123,969	$86,161	$96,194
Deferred income on sales to distributors	201,402	183,084	144,307

Total current liabilities	325,371	269,245	240,501
Stockholders’ equity	1,173,895	1,150,624	1,131,236

	$1,499,266	$1,419,869	$1,371,737

Key Ratios & Information
Current Assets/Current Liabilities	4:1	5:1	5:1
Liabilities/Equity	1:4	1:4	1:5
Annualized Return on Equity	11%	11%	8%
Quarterly Depreciation Expense	$8,749	$9,192	$10,321
Quarterly Capital Expenditures	$3,344	$3,369	$3,258
Annualized Sales per Employee	$417	$411	$375
Number of Employees	1,958	1,917	1,882
Inventory MSOH(a): Altera	1.3	1.4	2.0
Inventory MSOH(a): Distribution	1.5	1.5	1.6
Days Sales Outstanding	35	44	29

(a) MSOH: Months Supply On Hand

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ALTERA CORPORATION
REVENUE SUMMARY

				Q-Q	Y-Y
	Q2'03	Q1'03	Q2'02	Growth	Growth

Geography
North America	33%	34%	43%	3%	-11%

Europe	21%	25%	24%	-11%	4%
Japan	24%	25%	20%	0%	34%
Asia Pacific	22%	16%	13%	42%	89%

International	67%	66%	57%	6%	34%

Total	100%	100%	100%	5%	15%

Product Category
New	39%	34%	26%	21%	74%
Mainstream	33%	36%	40%	-4%	-5%
Mature & Other	28%	30%	34%	-2%	-6%

Total	100%	100%	100%	5%	15%

Market Segment
Communications	45%	44%	49%	8%	6%
Industrial & Automotive	29%	29%	26%	3%	24%
Computer & Storage	10%	11%	13%	-2%	-8%
Consumer	16%	16%	12%	7%	52%

Total	100%	100%	100%	5%	15%

Product Category Description

Category	Products
New	ACEX 1K, APEX 20KC, APEX 20KE, APEX II, MAX 7000B, Cyclone, Excalibur, HardCopy, Mercury, Stratix, and Stratix GX families
Mainstream	APEX 20K, FLEX 6000, FLEX 10KA, FLEX 10KE, MAX 3000A, and MAX 7000A families
Mature & Other	Classic, FLEX 8000, FLEX 10K, MAX 7000, MAX 7000S, and MAX 9000 families, MPLD, configuration and other devices, tools, and intellectual property

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